UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a Party other than the Registrant ☒
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CIM COMMERCIAL TRUST CORPORATION
(Name of Registrant as Specified in its Charter)
LIONBRIDGE CAPITAL I, LP
LIONBRIDGE CAPITAL, LP
LIONBRIDGE CAPITAL GP, LLC
LIONBRIDGE GP, LLC
LIONBRIDGE ASSET MANAGEMENT, LLC
GREGORY MORILLO
THE RAVENSWOOD INVESTMENT COMPANY L.P.
RAVENSWOOD INVESTMENTS III L.P.
RAVENSWOOD MANAGEMENT COMPANY, LLC
ROBOTTI & COMPANY ADVISORS, LLC
ROBOTTI SECURITIES, LLC
ROBOTTI & COMPANY, INCORPORATED
ROBERT E. ROBOTTI
THOMAS D. FERGUSON
MARK C. GELNAW
RAYMOND V. MARINO II
JOHN S. MORAN
WINTHROP REALTY PARTNERS, L.P.
MICHAEL L. ASHNER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

-with copies to-
Phillip M. Goldberg Foley & Lardner LLP 321 North Clark Street Suite 2800 Chicago, IL 60654-5313 (312) 832-4549	Peter D. Fetzer Foley & Larder LLP 777 East Wisconsin Avenue Suite 3800 Milwaukee, WI 53202-5306 (414) 297-5596

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED MAY 25, 2021

CIM COMMERICAL TRUST CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
[•], 2021

PROXY STATEMENT OF
LIONBRIDGE CAPITAL I, LP AND THE RAVENSWOOD INVESTMENT COMPANY L.P.

PLEASE SIGN, DATE AND RETURN THE GOLD PROXY CARD TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED
Lionbridge Capital I, LP and The Ravenswood Investment Company L.P. (referred to herein together with their affiliates as “Nominating Stockholders” or “we”) are investors in CIM Commercial Trust Corporation (“CMCT” or the “Company”) with beneficial ownership in aggregate of 748,009 shares of common stock, par value $0.01 per share (the “Common Stock”) equal to approximately 5.0% of its outstanding shares.  We are furnishing this proxy statement (this “Proxy Statement”) and the accompanying GOLD proxy card to the stockholders of the Company to solicit proxies in connection with the 2021 Annual Meeting of Stockholders, and any adjournments, postponements, reschedulings or continuations thereof and any other meeting of stockholders which may be called or held in lieu thereof (the “Annual Meeting”), scheduled to be held at [•] Time, on [•], 2021, at the [•], located at [•].  The principal executive office of CMCT is located at 17950 Preston Road, Suite 600, Dallas, Texas.
The Nominating Stockholders note that the Company has unexpectedly disclosed that the Annual Meeting will occur sometime in the fourth quarter.  The Company has not yet announced the date of the Annual Meeting.  When the Company announces the day on which the Annual Meeting will occur in the fourth quarter, this will result in a new nomination window during which we will need to submit our nominees for election.  We currently intend to take the steps necessary to ensure the effective nomination of our nominees, in light of the delay in holding the Annual Meeting, while reserving the right to further assess our nominees and potential stockholder proposals.  We will file a revised preliminary proxy statement to reflect our most current nomination notice and related information, at the appropriate time.
As expressed in public filings to date, the Nominating Stockholders believe that CMCT shares are undervalued due to, among other things, a lack of scale, excessive cost structure and a systemic pattern of governance abuses by the Company’s external operator and administrative services provider (“CIM” or “CIM Group”). We strongly believe the value of CMCT’s assets will never be fully realized in its current structure and that a robust and fully independent strategic review is required to maximize stockholder value.
We have nominated a slate of highly qualified directors who possess deep real estate and capital markets experience needed to help properly evaluate and pursue the full range of strategic alternatives available to the Company in a disinterested fashion. We are seeking your support at the Annual Meeting, for the following:

1.
To elect Nominating Stockholders’ director nominees, Thomas D. Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran, and Gregory Morillo (the “Nominees”) to the Board of Directors of the Company (the “Board”).

2.	To vote “AGAINST” a non-binding advisory resolution approving the compensation paid to CIM Commercial Trust Corporation’s named executive officers.
3.	To ratify on an advisory (non-binding) basis of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2021.
The Company has set [•], 2021 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  Holders of common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.
This Proxy Statement and the accompanying GOLD Proxy card are first being sent or given to the stockholders of the Company on or about [•], 2021.
WHY YOU WERE SENT THIS PROXY STATEMENT
This Proxy Statement is seeking your support at the Annual Meeting of CIM Commercial Trust Corporation for the following:
1.	To vote “FOR” the election of Thomas D. Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran, and Gregory Morillo to the Board of Directors of the Company (the “Board”).
2.	To vote “AGAINST” a non-binding advisory resolution approving the compensation paid to CIM Commercial Trust Corporation’s named executive officers.
The GOLD proxy card also allows you to vote on the following proposal that is being presented by the Company for stockholder consideration at the Annual Meeting:
•	Ratification on an advisory (non-binding) basis of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2021.
The following persons may be deemed to be participants in soliciting stockholders to vote “FOR” the election of Thomas D. Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran and Gregory Morillo and to vote “AGAINST” the approval on an advisory (non-binding) basis the compensation of the Company’s named executive officers (referred to herein together as “Participants”, “we”, “our”, or “us”): Lionbridge Capital I, LP; Lionbridge Capital, LP; Lionbridge GP, LLC; Lionbridge Capital GP, LLC; Lionbridge Asset Management, LLC; The Ravenswood Investment Company L.P.; Ravenswood Investments III, L.P.; Ravenswood Management Company, LLC; Robotti & Company, Incorporated; Robotti & Company Advisors, LLC; Robotti Securities, LLC; Robert E. Robotti; Gregory Morillo; Thomas Ferguson; Mark C. Gelnaw; Raymond V. Marino II; John S. Moran; Winthrop Realty Partners, L.P.; and Michael L. Ashner.
REASONS FOR THE SOLICITATION
We invested in CMCT because we believe that the Company’s assets have considerable value due to their location in desirable markets with high barriers to entry. Despite attractive assets,

however, CMCT has consistently traded at a large discount to its net asset value (NAV) throughout its history as a public company. We believe the Company’s persistent low market valuation is due to, among other things, a lack of scale, the stock’s lack of liquidity, a bloated cost structure, and excessively generous service agreements that benefit the Company’s external operator and administrative services provider, CIM Group, which is owned and controlled by CMCT’s chairman and two additional directors.
We Believe a Strategic Review is Required to Maximize Value
As detailed in public filings to date, we do not believe the Company can grow or lease its way out of its structural issues and is therefore unlikely to meaningfully close the gap between its market price and its NAV in its current structure. To be a viable public company, CMCT would need to drastically reduce its cost structure. Simultaneously, significant asset growth would be required, not only to absorb overhead costs, but to expand the portfolio beyond its handful of highly concentrated investments to better align the risk profile of the company with peer REITs. Given the Company’s persistent share discount, this is not possible, in our view, without significant dilution to existing owners.

In our view, a comprehensive and fully independent review of strategic alternatives is required. We have performed extensive diligence on the Company’s assets and believe there are numerous institutional investors that are interested in acquiring CMCT’s properties at attractive prices. We are confident that the aggregate pricing that could be achieved through an orderly and transparent sales process will enable stockholders to realize near-term value that far exceeds what this company could ever trade for as a public going concern.
We Question the Board’s Ability to Run A Credible Strategic Review and Act in the Best Interests of Stockholders
Despite repeated calls by ourselves and other stockholders for the Board to explore strategic alternatives to maximize stockholder value, the Company has yet to issue a public response since our nominations. The Company has also refused to engage with us despite our numerous good faith efforts to work constructively with the Board to address the structural issues we have identified and to help bring its market value closer to its NAV.
In our view, the Company’s current directors, who bear responsibility for overseeing CMCT’s persistent underperformance and long history of weak governance, have repeatedly demonstrated they cannot be trusted to conduct a credible and fully independent strategic review process, especially when the outcome involves serious conflicts of interest for CIM management and many of its board members. We believe most Board members are conflicted due to longstanding relationships with CIM, CIM-affiliated entities, or other entities controlled by its chairman.
We believe CIM wields undue influence over a number of current directors. In our view, truly independent directors would never have consented to or endorsed excessively generous, automatically renewing service agreements that cannot be terminated by the Board, even for poor performance, without the consent of CIM itself. We also believe truly independent directors would have protested and prevented the Company from issuing stock to CIM Group at approximately 40% of then appraised net asset value in lieu of cash for its first quarter 2020 investment management fees, essentially rewarding poor performance. Furthermore, we are deeply concerned by the Board’s decision to delay the 2021 Annual Meeting without explanation when a credible slate of alternative directors has been proposed. We believe such actions reflect the clear failure by CIM and the Board to act as responsible stewards of a publicly traded company with a broad set of unaffiliated stockholderss. They also reflect, in our view, the sort of behavior to which stockhoders without proper representation will remain vulnerable barring significant change at the Board level.
Proposed Nominees Will Bring Much Needed Change
Given the Board’s lack of commitment to an exploration of strategic alternatives, combined with its failure to address CMCT’s structural flaws and persistent share discount, we have nominated a slate of five highly qualified nominees who possess significant industry expertise and public company executive and board experience. This group of individuals collectively possess an impressive and comprehensive set of skills spanning finance, operations, and mergers and acquisitions expertise; public company board governance and oversight; as well as decades of senior-level investment and management experience in both public and private real estate markets. They each have the necessary experience and willingness to step in, on an interim basis, to fill executive management functions as necessary in addition to their duties as directors.
Of equal importance, these professionals would have no relationship with CIM Group other than in their capacity as directors of the Company.  Our nominees’ independence and industry expertise will enable the reconfigured board to run a fair and unfettered process to explore alternatives to unlock value for the benefit of all CMCT stockholders.
We anticipate that a newly constituted Board—one that is free of conflict, undue influence, and intransigence, which, in our opinion, characterizes the current Board—will engage in an open and transparent process to maximize stockholder value for the 79% majority outside stockholders. In doing so, we believe the new slate would explore all options, including a sale for cash and/or a mix of cash and securities of another publicly traded company, or, if appropriate, an orderly liquidation of CMCT’s assets.
MEETING DETAILS AND PROXY MATERIALS
At the Annual Meeting, we currently believe, based on the Company’s past stockholder meetings, that the stockholders of CMCT will be asked to consider and vote upon: (1) the election of seven directors to the Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; (2) the approval of a non-binding advisory resolution approving the compensation paid to CMCT’s named executive officers; (3) the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for fiscal 2021; and (4) the transaction of such other business that may properly come before the Annual Meeting.
We intend to vote all of the shares of common stock that we are entitled to vote, including proxies solicited by these proxy materials, as follows:
1.	FOR the election of Thomas D. Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran and Gregory Morillo.
2.	AGAINST the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers.
3.	FOR the ratification on an advisory (non-binding) basis of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2021
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on [•], 2021.  This Proxy Statement and the accompanying GOLD proxy card are available at [•].
IMPORTANT
Your vote is important, no matter how many or how few shares you own.  We urge you to sign, date and return the enclosed GOLD proxy card today.
•
If your shares are registered in your own name, you can vote in one of several ways: (1) visit the website listed on the enclosed GOLD proxy card to vote via the Internet; (2) call the telephone number specified on the enclosed GOLD proxy card to vote by telephone; (3) attend the Annual Meeting to vote in person; or (4) sign and date the enclosed GOLD proxy card and return it today in the enclosed postage-paid envelope.

•
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker, bank or other holder of record.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares on your behalf without your instructions.  Depending upon your broker, bank or other holder of record, you may be able to vote either by telephone or by the Internet.  You may also vote by signing, dating and returning the enclosed voting form.

We urge you not to return any proxy card you receive from the Company.  If you have already sent a proxy card furnished by Company management or the Board or have otherwise submitted a proxy using one of the methods described in the CMCT Proxy Statement, you may revoke that proxy and vote on each of the proposals described in this Proxy Statement by signing, dating and returning the enclosed GOLD proxy card.  It is important to note that only your latest dated proxy card will be counted at the Annual Meeting. See “Revocation of Proxies” for a discussion of the manner in which proxies may be revoked.

If you have questions, require assistance in voting your GOLD Proxy card, or need additional copies of these proxy materials, please contact MacKenzie Partners, Inc., our proxy solicitors, at the following address, telephone number or email address listed below:
1407 Broadway, 27th Floor
New York, New York 10018

Banks and Brokerage Firms, Please Call: (212) 929-5500
Stockholders and All Others Call Toll-Free: (800) 322-2885
Email:  proxy@mackenziepartners.com

BACKGROUND OF THE SOLICITATION
The following is a chronology of material events leading up to this proxy solicitation:
•
Lionbridge Capital I, LP and its affiliates (collectively, “Lionbridge”) and The Ravenswood Investment Company L.P. and its affiliates (collectively, “Robotti”), as stockholders, first began independently engaging with representatives of CMCT in 2019 and 2018, respectively.

•
On November 11, 2020, Lionbridge held a routine due diligence call with Steve Altebrando, Vice President of Portfolio Oversight for CIM Group. During the call, Mr. Morillo expressed his concern regarding CMCT’s cost structure and service agreements with the Company’s external operator and administrative services provider, CIM Group, and requested a meeting with Richard Ressler, the Company’s chairman.

•
On November 18, 2020, Lionbridge and Robotti spoke with David Thompson, the Company’s Chief Executive Officer, and Mr. Altebrando. On the call, Lionbridge and Robotti expressed its concerns regarding, among other things, the structural weaknesses of CMCT and the circumstances surrounding the Company’s formation.

•
On November 20, 2020, Lionbridge and Robotti entered into an agreement (the “Lionbridge/Robotti Agreement”), pursuant to which the parties agreed to coordinate certain efforts with respect to the purchase and sale of shares of common stock of CMCT and other activities related to its engagement with the Company.

•
On November 20, 2020, Lionbridge and Robotti sent a private letter (the “November 20th Letter”) to Mr. Thompson and Mr. Altebrando, which noted the Company’s failure to respond to its numerous structural failings for an extended period and that Lionbridge and Robotti intended to submit a slate of alternative directors at the upcoming annual meeting in the hopes that the Board will pursue a course of action that addresses CMCT’s structural flaws and persistent share discount.  Accordingly, Lionbridge and Robotti requested a copy of the Proposed Nominee Questionnaire (“Questionnaire”). The November 20th Letter expressed the desire by Lionbridge and Robotti to discuss viable, concrete options to realize fair value for stockholders.

•
On November 24, 2020, Lionbridge and Robotti sent an email to Mr. Altebrando requesting confirmation that the Company received the November 20th Letter and reiterating its request to receive the Questionnaire. Later that day, Mr.  Altebrando confirmed receipt of the November 20th Letter and indicated the Questionnaire would be sent “shortly.”

•	On November 30, 2020, Lionbridge and Robotti received the Questionnaire.
•	On December 14, 2020, Lionbridge and Robotti delivered notice to CMCT of their intent to nominate the Nominees to the Board at the Company’s 2021 Annual Meeting of Stockholders.

•	On December 30, 2020, the Company announced in an 8-K filing that Robert C. Cresci, a member of the Company’s Board of Directors, passed away on December 22, 2020.
•
On January 13, 2021, Lionbridge and Robotti filed a Schedule 13D and issued a press release that included an open letter to the Board (the “January 13th Letter”) announcing the nomination of the Nominees to the Board at the Company’s 2021 Annual Meeting of Stockholders. In the January 13th Letter, Lionbridge and Robotti expressed their concerns regarding the viability of CMCT as a stand-alone going concern due to, among other things, its lack of scale, excessive cost structure and long history of poor corporate governance practices. The January 13th Letter further explained that board change is necessary to protect the interests of the 79% majority independent stockholders of CMCT and that, if elected, a reconstituted board will undertake a comprehensive strategic review process that unlocks stockholder value.

•	On February 11, 2021, the Company announced in an 8-K filing the appointment of a new director and chairman of the audit committee to fill the vacancy created by the passing of Mr. Cresci.
•
March 15, 2021, Lionbridge and Robotti issued a press release that included an open letter to the Board (“March 15th Letter”) reiterating, among other things, the urgent need for the Board to explore strategic alternatives to maximize stockholder value and that such a review must be led by fully independent directors, unaffiliated with CIM Group, such as its Nominees. In its March 15th Letter, Lionbridge and Robotti again expressed their willingness to discuss the need for Board reconstitution and to reach a resolution with the Board that is in the best interests of all CMCT stockholders.

•
On May 25, 2021, Lionbridge and Robotti entered into a 13D Group Agreement with Winthrop Realty Partners, L.P. and Michael L. Ashner (the “13D Group Agreement”).  Winthrop is a vertically integrated real estate owner, operator and asset and property management firm.  The firm has overseen as external advisor and manager six publicly traded real estate investment trusts, more than 45 publicly registered syndicated limited partnerships and in excess of 150 privately syndicated limited partnerships.  Winthrop has provided a proposal to replace CIM Group as CMCT’s external manager and administrative services provider.  Winthrop’s proposal, if implemented as intended, could reduce CMCT’s corporate overhead by more than 60%, or $0.76 per share annually.

•	As of May 25, 2021, despite multiple opportunities for the Company’s Board and management team to engage with our nominees, CMCT has chosen not to do so.
•	On May 25, 2021, we filed our Preliminary Proxy Statement.

PROPOSAL 1
ELECTION OF DIRECTORS
Under the CMCT Articles of Amendment and Restatement and the By-laws, each as amended and restated to date, directors at CMCT are elected each year.  Set forth below are our nominees for election as Directors.
Thomas D. Ferguson:
Mr. Ferguson, age 66, is a commercial real estate investment professional with extensive experience in the investment, management, construction, sales, and financing of all major types of commercial real estate projects including office, hotel, multifamily, senior living, student housing, and golf related investments. Mr. Ferguson is currently the Managing Member of 511 Partners, LLC, a private company he founded that provides real estate consulting services to financial institutions concerning public and private real estate related investments. He also serves on the Special Committee for Intelsat Envision Holdings, Inc. From 2003 to 2019, Mr. Ferguson worked in the Merchant Banking division of Goldman Sachs & Co. While at Goldman Sachs, Mr. Ferguson served a secondment as the Chief Executive Officer of American Golf, a portfolio company of Goldman Sachs. From 1983 to 1997, Mr. Ferguson worked for Paragon, a private real estate development and management company headquartered in Dallas, where he was directly involved the company’s IPO in 1994 as Chief Financial Officer up until its merger with Camden Property Trust in 1997. The Nominating Stockholders believe that Mr. Ferguson’s extensive real estate investment and management experience together with his senior level experience working at a large investment firm will make him a valuable addition to the Board.

Mark C. Gelnaw:
Mr. Gelnaw, age 63, is a senior investment executive with significant experience leading, developing, and managing new businesses within various types of financial services environments. Mr. Gelnaw is currently the Managing Partner of Breakwater Ventures, LLC, a New York and Florida based company he founded in 2006 to develop, invest in, and manage a set of diverse business opportunities relating to real estate, energy services, medical devices, diagnostic equipment, and emerging companies. From 2000 to 2005, Mr. Gelnaw served in various senior management roles at Deutsche Bank in New York, where, among other roles, he was responsible for the development of the global real estate business by altering the strategic direction to a third-party business. From 1997 to 2000, Mr. Gelnaw was a Managing Director in the Equities Division of the London branch of Deutsche Bank Securities, Inc., where he served on the firm’s Global Equity Management Committee. From 1986 to 1996, Mr. Gelnaw served in various senior roles at Deutsche Bank, Lehman Brothers, Inc., and Salomon, Inc. Mr. Gelnaw received a bachelor’s degree in Accounting from Georgetown University and is a Certified Public Accountant. The Nominating Stockholders believe that Mr. Gelnaw’s accounting background and his extensive investment management experience both at large public financial institutions and more recently through his own private company will make him a valuable addition to the Board.

Raymond V. Marino II:
Mr. Marino, age 62, has served in several senior executive positions with two publicly traded real estate investment trusts. From 2001 to 2012, he was a member of the Board of Directors, President and Chief Operating Officer of Mission West Properties, Inc., which developed, owned, and managed significant office and research and development space in the Silicon Valley of the San Francisco Bay area. From 1996 to 2000, Mr. Marino was the President and CEO and a member of the Board of Directors of Pacific Gateway Properties, Inc., which developed and owned a diverse portfolio of suburban and central business district multitenant office, multifamily, industrial, hospitality, retail, and mixed-use properties in five states. Mr. Marino served as Chief Financial Officer and Chief Operating Officer of the company from 1992 to 1996. Early in his career, Mr. Marino worked for four years at Coopers & Lybrand (now PriceWaterhouseCoopers LLP), and he held several other senior financial management positions with public and private companies. Mr. Marino is a graduate of Golden Gate University, where he obtained an M.S. degree, and of Santa Clara University, where he obtained a B.S. degree. The Nominating Stockholders believe that Mr. Marino’s senior management roles in two publicly traded real estate investment trusts will make him a valuable addition to the Board.

John S. Moran:
Mr. Moran, age 60, has approximately 35 years of experience working in publicly traded real estate securities as a securities analyst, intuitional portfolio manager, investment manager and investor. Since 2018, Mr. Moran has worked as an Investment Analyst for Robotti Securities, LLC, a broker-dealer registered with the U.S. Securities and Exchange Commission and FINRA. From 2015 to 2018, Mr. Moran was a Vice President at JP Morgan Securities. Mr. Moran has also served in various senior financial analyst and investment management roles at several financial institutions including Morgan Stanley, Kidder Peabody, A.G. Edwards & Sons, Ingalls & Snyder, and PRA Securities Advisors, which is now a subsidiary of Heitman Capital Management, where he served as a portfolio manager for one of the first dedicated institutional mutual funds for investing in real estate investment trusts. Mr. Moran holds a B.S. in Business Administration – Finance and Banking from the University of Missouri. He is a Chartered Financial Analyst (CFA) and also holds the FINRA Series 7 and 63 licenses with Robotti Securities, LLC. The Nominating Stockholders believe that Mr. Moran’s substantial investment analyst experience, especially in the area of real estate investment trusts, will make him a valuable addition to the Board.

Gregory Morillo:
Mr. Morillo, age 35, is an independent investment management and real estate industry professional with significant experience investing in direct real estate as well as publicly traded real estate and real estate related securities. Mr. Morillo founded Lionbridge Capital, LP in 2018, a value-oriented investment company that invests in REITs and real estate related companies. Prior to founding Lionbridge, from 2015 to 2018, Mr. Morillo was an Analyst at Kingstown Capital LP, a value-oriented investment partnership that focuses on special situation securities across the capital structure. Previously, Mr. Morillo worked at Talisman Group, LLC and Wesley Capital Management, LLC, where he was responsible for real estate related investments. Mr. Morillo received his B.S. in Economics from the Wharton School at the University of Pennsylvania in 2008. The Nominating Stockholders believe that Mr. Morillo will be a valuable addition to the Board because of his extensive real estate investment and management experience, together with his familiarity with the capital markets and institutional investors.

The combination of experience, skill sets, and qualifications disclosed above led to the conclusion that each of the nominees should serve as a Director of the Company.  None of the entities or organizations reflected in the business experience of the nominees is a parent, subsidiary or other affiliate of the Company.  The role of an effective Director inherently requires certain personal qualities, such as integrity, as well as the ability to comprehend, discuss and critically analyze materials and issues that are presented so that the Director may exercise judgment and reach conclusions in fulfilling his duties and fiduciary obligations.  We believe that the background and expertise of each nominee evidences those abilities and are appropriate to his serving on the Company’s Board.
We believe that each of Mr. Ferguson, Mr. Gelnaw, Mr. Marino, Mr. Moran and Mr. Morillo would be deemed an “independent director” within the meaning of (i) the applicable NASDAQ listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2020, and that each would qualify as an “audit committee financial expert” as that term is defined by the SEC.
We expect that our nominees will be able to stand for election but in the event that one or more are unable to serve or for good cause will not serve, the shares represented by the enclosed GOLD proxy card will be voted for a substitute nominee (or nominees, as the case may be), to the extent this is not prohibited under the Company’s charter documents and applicable law.  In addition, we reserve the right to solicit proxies for the election of such substitute nominee(s) if the Company makes or announces any changes to its charter documents or takes or announces any other action that has, or, if consummated, would have, the effect of disqualifying our nominees, to the extent this is not prohibited under the Company’s charter documents and applicable law.  In any such case, shares represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional persons, to the extent this is not prohibited under the Company’s charter documents and applicable law, if the Company increases the size of its board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.
MECHANICS OF VOTING IN THE ELECTION
It is our expectation that there will be seven directors elected at the Annual Meeting.  The enclosed Proxy Statement is soliciting proxies to elect only our five nominees.  Accordingly, the enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees.  Stockholders who return the GOLD proxy card will only be able to vote for our five nominees and will not have the opportunity to vote for two other nominees to fill the two other seats up for election at the 2021 Annual Meeting.
A plurality voting standard applies to the election of directors at the Annual Meeting.  So, stockholders will be able to cast only “FOR” or “WITHHOLD” votes in the election of directors, and the seven nominees receiving the most “FOR” votes will be elected as directors.  Since we are only proposing five nominees for the Board, if our nominees are elected, the Company’s two nominees with the highest number of shares voted in such nominees’ favor will also be elected.  Withhold votes will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted in determining the outcome of the election of directors.
With a plurality voting standard applying to the election of directors at the Annual Meeting, stockholders will not be able to abstain from voting in the election of directors.  Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.
For brokerage or other nominee accounts that receive proxy materials from, or on behalf of, both the Company and us, all items listed in the notice for the meeting will be considered “non-routine” matters.  In that case, if you do not submit any voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.
WE URGE YOU TO VOTE “FOR” THOMAS D. FERGUSON, MARK C. GELNAW, RAYMOND V. MARINO II, JOHN S. MORAN AND GREGORY MORILLO USING THE ENCLOSED GOLD PROXY CARD.
IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, WE WILL VOTE “FOR” THOMAS D. FERGUSON, MARK C. GELNAW, RAYMOND V. MARINO II, JOHN S. MORAN AND GREGORY MORILLO.

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
As described in detail in CMCT’s proxy statement, CMCT is asking stockholders to indicate their support for executive officer compensation.  This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of CMCT’s named executive officers.  So, stockholders may endorse or not endorse CMCT’s executive pay program through the following non-binding resolution:
[“Resolved, that the stockholders approve, on a non-binding advisory basis, the compensation of Jan F. Salit, the Company’s only named executive officer being compensated by the Company, as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in the proxy statement.”]
We are soliciting stockholders to vote “AGAINST” this Proposal because [•].
Because the vote on this Proposal is advisory, it will not be binding upon the Board.  However, CMCT has indicated that it will take into account the outcome of the vote when considering future executive compensation arrangements.
The non-binding advisory resolution regarding the compensation of the named executive officers described in this Proposal shall be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution.  Abstentions and broker non-votes will not be counted as either votes cast for or against the resolution.
WE URGE YOU TO VOTE AGAINST THE SAY-ON-PAY PROPOSAL.  IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, WE WILL VOTE AGAINST WITH RESPECT TO THIS PROPOSAL.
PROPOSAL 3
ADVISORY (NON-BINDING) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In the CMCT proxy statement, the Company is asking stockholders to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Company’s 2021 fiscal year.
According to the Company’s Proxy Statement, if the appointment of BDO USA, LLP is not ratified, the Audit Committee of the Board will reconsider whether it is appropriate to retain another independent registered public accountant.
WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, WE WILL VOTE “FOR” WITH RESPECT TO THIS PROPOSAL.

WHO CAN VOTE AT THE ANNUAL MEETING
Only stockholders of record of CMCT common stock at the close of business on [•], 2021, the Record Date, are entitled to notice and to vote at the Annual Meeting.
HOW TO VOTE BY PROXY
Your vote is important, no matter how many or how few shares you own.  We urge you to sign, date and return the enclosed GOLD proxy card today.
•
If your shares are registered in your own name, you can vote in one of several ways: (1) visit the website listed on the enclosed GOLD proxy card to vote via the Internet; (2) call the telephone number specified on the enclosed GOLD proxy card to vote by telephone; (3) attend the Annual Meeting to vote in person; or (4) sign and date the enclosed GOLD proxy card and return it today in the enclosed postage-paid envelope.

•
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker, bank or other holder of record. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares on your behalf without your instructions. Depending upon your broker, bank or other holder of record, you may be able to vote either by telephone or by the Internet. You may also vote by signing, dating and returning the enclosed voting form.

Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares now.  Please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 if you require assistance in voting your shares.  This Proxy Statement and the accompanying GOLD proxy card are available at [•].
Properly executed proxies will be voted in accordance with the directions indicated thereon.  If you sign the GOLD proxy card but do not make any specific choices, your proxy will vote your shares as follows:
1.	FOR the election of Thomas D. Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran and Gregory Morillo to the Board.
2.	AGAINST the approval on an advisory (non-binding) basis the compensation of the Company’s named executive officers.
3.	FOR the ratification on an advisory (non-binding) basis the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
You should refer to the Company’s proxy statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  We are NOT seeking authority to vote for and will NOT exercise any authority regarding the Company’s seven nominees.  There is no assurance that any of the Company’s nominees will serve if elected with Thomas D. Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran and Gregory Morillo.

Rule 14a-4(c)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), governs our use of discretionary proxy voting authority with respect to a matter that is not known by us a reasonable time before our solicitation of proxies.  It provides that if we do not know, a reasonable time before making our solicitation, that a matter is to be presented at the meeting, then we are allowed to use our discretionary voting authority when the proposal is raised at the meeting, without providing any discussion of the matter in this Proxy Statement.  If any other matters are presented at the Annual Meeting for which we may exercise discretionary voting, your proxy will be voted in accordance with the best judgment of the persons named as proxies on the attached proxy card.  At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.
If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only that entity can vote your shares and only upon its receipt of your specific instructions.  Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the GOLD proxy card on your behalf.  You should also sign, date and mail the voting instruction that your broker or banker sends you when you receive it (or, if applicable, vote by following the instructions supplied to you by your bank or brokerage firm, including voting by telephone or via the internet).  Please do this for each account you maintain to ensure that all of your shares are voted.
A large number of banks and brokerage firms are participating in a program that allows eligible stockholders to vote by telephone or via the Internet.  If your bank or brokerage firm is participating in the telephone voting program or Internet voting program, then such bank or brokerage firm will provide you with instructions for voting by telephone or the Internet on the voting form.  Telephone and Internet voting procedures, if available through your bank or brokerage firm, are designed to authenticate your identity to allow you to give your voting instructions and to confirm that your instructions have been properly recorded.  Stockholders voting via the Internet should understand that there might be costs that they must bear associated with electronic access, such as usage charges from Internet access providers and telephone companies.  If your bank or brokerage firm does not provide you with a voting form, but instead you receive the GOLD proxy card, then you should mark our proxy card, date it and sign it, and return it in the enclosed postage-paid envelope.
VOTING AND PROXY PROCEDURES
Stockholders of CMCT may not cumulate votes relating to the election of directors.  For the other proposals presented at the Annual Meeting, stockholders are entitled to one vote for each common share the stockholder owned of record on the Record Date.
Only stockholders of record of CMCT common stock at the close of business on the Record Date are entitled to notice and to vote at the Annual Meeting.  At least a majority of shares outstanding on the Record Date and entitled to vote must be represented at the Annual Meeting, either in person or by proxy, in order to constitute a quorum for the transaction of business.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.
Proxies relating to “street name” shares that are voted by brokers on some but not all of the matters before stockholders at the Annual Meeting will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be entitled to vote at the Annual Meeting on those matters as to which authority to vote is not given to the broker (“broker non-votes”).

The following will not be votes cast and will have no effect on the election of any director nominee: (1) a share whose ballot is marked as withheld; (2) a share otherwise present at the meeting but for which there is an abstention; and (3) a share otherwise present at the meeting as to which a stockholder gives no authority or direction (other than a share voted pursuant to a signed proxy card on which the stockholder has not indicated any voting direction).
The proposal on the advisory (non-binding) vote to approve named executive officer compensation requires the affirmative vote ”FOR” of a majority of the shares present and voting on this matter.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The proposal on the advisory (non-binding) vote to ratify the selection of the independent registered public accounting firm requires the affirmative vote ”FOR” of a majority of the shares present and voting on this matter.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.
For brokerage or other nominee accounts that receive proxy materials from, or on behalf of, both CMCT and us, all items listed in the notice for the meeting will be considered “non-routine” matters.  In that case, if you do not submit any voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting.
However, for brokerage or other nominee accounts that receive proxy materials only from CMCT, the broker or other nominee will be entitled to vote shares held for a beneficial owner only on the ratification of the appointment of BDO USA, LLP, as CMCT’s independent auditor for the year ending December 31, 2021, without instructions from the beneficial owner of those shares.  In this event, a broker or other nominee still will not be entitled to vote shares held for a beneficial owner on non-routine proposals, which include the election of directors and the approval of the other proposals.
REVOCATION OF PROXIES
A proxy given pursuant to this solicitation may be revoked at any time before it is voted.  If you are a record holder, you may revoke your proxy and change your vote by: (1) the timely delivery of a duly executed proxy bearing a later date; (2) providing timely written notice of revocation to the Company’s Corporate Secretary at the Company’s principal executive offices in 17950 Preston Road, Suite 600 Dallas, Texas 75252; or (3) attending the Annual Meeting and giving oral notice of your intention to vote in person.  If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote: (1) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (2) if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares in person, by attending the Annual Meeting, presenting the completed legal proxy to the Company and voting in person.  You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.
Only holders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting.  If you were a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell your shares after the Record Date.  Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares, even if you sell such shares after the Record Date.
ALTHOUGH YOU MAY VOTE MORE THAN ONCE, ONLY ONE PROXY WILL BE COUNTED AT THE ANNUAL MEETING, AND THAT WILL BE YOUR LATEST-DATED, VALIDLY EXECUTED PROXY.
If you have already sent a proxy to management of the Company, you can revoke that proxy by signing, dating and mailing the GOLD proxy card or by voting in person at the Annual Meeting.
SOLICITATION OF PROXIES; EXPENSES
The entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation and litigation) will be borne by us.  In addition to the use of the mails, proxies may be solicited by us and/or our regular employees by telephone, e-mail, facsimile, and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation.  Proxies will not be solicited by specially engaged employees.  Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of the common stock that such institutions hold, and we will reimburse such institutions for their reasonable out-of-pocket expenses.
We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a fee estimated not to exceed $[•], plus reimbursement of reasonable out-of-pocket expenses and fees related to calls to solicit stockholders.  Approximately [25] persons will be utilized by that firm in its solicitation efforts.
We estimate that our total expenditures relating to the solicitation of proxies will be approximately [$750,000], which includes, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation, and litigation.
We intend to seek reimbursement from the Company for our actual expenses in connection with this solicitation.  If elected, our nominees will submit the matter to a vote of the Company’s Board.  The Company’s Board may vote to submit the matter of reimbursement to a vote of the Company’s stockholders.  If elected to the Company’s Board, Thomas D. Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran and Gregory Morillo, intend to vote in favor of reimbursing us and submitting the matter to a vote of the Company’s stockholders.  If the matter is submitted to a vote of the Company’s stockholders, we will vote our shares in favor of such reimbursement and will accept the results of such stockholder vote.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS
The following persons are participants in the solicitation: Lionbridge Capital I, LP; Lionbridge Capital, LP; Lionbridge GP, LLC; Lionbridge Capital GP, LLC; Lionbridge Asset Management, LLC; The Ravenswood Investment Company L.P.; Ravenswood Investments III, L.P.; Ravenswood Management Company, LLC; Robotti & Company Incorporated; Robotti & Company Advisors, LLC; Robotti Securities, LLC; Robert E. Robotti; Gregory Morillo; Thomas Ferguson; Mark C. Gelnaw; Raymond V. Marino II; John S. Moran; Winthrop Realty Partners, L.P.; and Michael L. Ashner. Each Participant’s age, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is carried on is provided below.
Name	Principal Occupation or Employment	Name, Business and Address Employer
Lionbridge Capital, LP	Operates as a private investment partnership to invest in securities.	600 Madison Avenue, 24th Floor, New York, NY 10022
Robotti & Company Advisors, LLC	Operates as an investment adviser.	One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057
Gregory Morillo	Mr. Morillo is an independent investment management and real estate industry professional and founded Lionbridge Capital, LP	600 Madison Avenue, 24th Floor, New York, NY 10022
Thomas Ferguson	Mr. Ferguson is a commercial real estate investment professional and is currently the managing member of 511 Partners, LLC.	c/o 511 Partners, LLC, 3889 Maple Ave, Suite 350, Dallas, TX 75219
Mark C. Gelnaw	Mr.Gelnaw is a senior investment executive and is currently the managing partner of Breakwater Ventures, LLC.	19100 SE County Line Rd, Tequesta, Florida 33469
Raymond V. Marino II	Mr. Marino was previously a member of the board of directors, president and chief operating officer of Mission West Properties, Inc.	1600 West Hillsdale Blvd., Suite 204, San Mateo, CA 94402
John S. Moran	Mr. Moran is an investment analyst for Robotti Securities.	c/o Robotti Securities LLC, One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057

Lionbridge Capital I, LP	Lionbridge Capital I, LP operates as private investment partnership.	600 Madison Avenue, 24th Floor, New York, NY 10022
Lionbridge GP, LLC	Lionbridge GP, LLC is the general partner of Lionbridge Capital, LP.	600 Madison Avenue, 24th Floor, New York, NY 10022
Lionbridge Capital GP, LLC	Lionbridge Capital GP, LLC is the general partner of Lionbridge Capital I, LP and Lionbridge Capital Offshore Fund, LLC.	600 Madison Avenue, 24th Floor, New York, NY 10022
Lionbridge Asset Management, LLC
Lionbridge Asset Management, LLC is the investment manager of Lionbridge Capital I, LP, Lionbridge Capital, LP and Lionbridge Capital Offshore Fund, LLC, and is responsible for the formulation and implementation of the investment strategy.
600 Madison Avenue, 24th Floor, New York, NY 10022
The Ravenswood Investment Company L.P.	The Ravenswood Investment Company L.P. is a private investment partnership.	One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057
Ravenswood Investments III, L.P.	Ravenswood Investments III, L.P. is a private investment partnership.	One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057
Ravenswood Management Company, LLC	Ravenswood Management Company, LLC is the general partner of both The Ravenswood Investment Company L.P. and Ravenswood Investments III, L.P.	One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057
Robotti & Company, Incorporated	Robotti & Company, Incorporated is the parent company to Robotti & Company Advisors, LLC and Robotti Securities, LLC.	One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057
Robotti Securities, LLC	Robotti Securities, LLC is a registered broker-dealer.	One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057

Robert E. Robotti	Robert Robotti is the President of Robotti & Company Advisors, LLC and Robotti Securities, LLC.	c/o Robotti & Company, Incorporated, One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057
Winthrop Realty Partners, L.P.	Winthrop Realty Partners L.P., together with its affiliates, is a a vertically integrated real estate owner, operator and asset and property management firm.	Two Liberty Square 9th Floor Boston, MA 02109
Michael L. Ashner	Michael L. Ashner is currently the Chief Executive Officer of Winthrop Realty Partners, L.P., Winthrop Capital Advisors LLC and their affiliates.	c/o Winthrop Capital Advisors LLC, 2 Jericho Plaza, Wing A, Suite 111, Jericho, New York, 11753
With regard to Lionbridge Capital I, LP and The Ravenswood Investment Company L.P. who are the stockholders proposing the nominees, the name and address of (a) any beneficial owner of stock of the Company that is owned by Lionbridge Capital I, LP and The Ravenswood Investment Company L.P. (using the definition of beneficial owner under Rule 13d-3 of the Exchange Act) and (b) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Lionbridge Capital I, LP and The Ravenswood Investment Company L.P. or such beneficial owner (a “Nominating Stockholder Associated Person”) is set forth herein.
Name	Business Address
Lionbridge Capital Offshore Fund Ltd.	600 Madison Avenue, 24th Floor, New York, NY 10022

Lionbridge Capital I, LP and Lionbridge Capital, LP operate as private investment partnerships (the “Partnerships”). Lionbridge Capital Offshore Fund Ltd. acts as a feeder vehicle for investment in Lionbridge Capital I, LP and is set up to hold non-voting (participating) interests in Lionbridge Capital I, and therefore has no voting rights or power to dispose of the shares held by Lionbridge Capital I, LP. Lionbridge Capital GP, LLC is the general partner of Lionbridge Capital I, LP and Lionbridge Capital Offshore Fund, LLC. Lionbridge GP, LLC is the general partner of Lionbridge Capital, LP. Lionbridge Asset Management, LLC is the investment manager of Lionbridge Capital I, LP, Lionbridge Capital, LP and Lionbridge Capital Offshore

Fund, LLC, and is responsible for the formulation and implementation of the Partnership’s investment strategy, evaluating and monitoring investments by the Partnerships and makes all investment decisions for the Partnerships. Greg Morillo controls Lionbridge Capital GP, LLC, Lionbridge GP, LLC and Lionbridge Asset Management, LLC as the controlling managing member. Adam Feldman is also a director of Lionbridge Capital Offshore Funds Ltd. and thus may be considered a control person of that entity.
Ravenswood Management Company, LLC is the general partner of both The Ravenswood Investment Company L.P. & Ravenswood Investments III, L.P. (together, the "Ravenswood Partnerships").Robotti & Company Advisors, LLC, a registered investment adviser under the Investment Advisors Act of 1940, as amended, is the investment adviser of each of the Ravenswood Partnerships. Robotti & Company, Incorporated is the parent company to Robotti & Company Advisors, LLC and Robotti Securities, LLC, a registered broker-dealer with the SEC & FINRA. Robert Robotti is the Managing Director of Ravenswood Management Company, LLC. Robert Robotti is the President of Robotti & Company Advisors, LLC and Robotti Securities, LLC. Robert Robotti is an individual person who controls Robotti & Company, Incorporated.
John S. Moran is an employee of Robotti Securities LLC and he has acquired Company securities in his own name as set forth above. Mark Charles Moore is a client of Robotti Securities LLC, and Robotti Securities LLC has discretionary control over Mark Charles Moore’s account in which the Company securities identified above were purchased.
Appendix A lists certain information regarding ownership of the common stock by the Participants and transactions in the common stock made by the Participants during the past two years.
Except as disclosed herein, no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be brought before the Annual Meeting, and no Participant and no associate of any Participant has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a stockholder of the Company.
No Participant has during the past ten years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).  There are no events required to be disclosed under Item 401(f) of Regulation S‑K that have occurred during the past ten years.
Except as set forth herein, no Participant is now, or within the past year has been, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies).
There are no material proceedings to which any Participant or any associate of any Participant is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
No Participant knows of any arrangements, including any pledge by any person of securities of the Company or any of the Company’s parents, the operation of which may at a subsequent date result in a change in control of the Company, and none of the Participants have pledged any shares as security.
None of the Participants has any family relationship with any director or officer of the Company.

Except as described herein or in Appendix A, neither any Participant nor any associate of any Participant (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $120,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, or is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to either any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.
No hedging or other transaction or series of transactions has been entered into by or on behalf of any of the Participants, nor has any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any Participant with respect to any securities of the Company.
OTHER MATTERS
Rule 14a-5(c) of the Exchange Act permits us to communicate certain information that we are required to provide in this Proxy Statement by referring to such information in the Company’s proxy statement, eliminating the need for us to provide this information directly in this Proxy Statement.  Specifically, we are relying on disclosure in the Company’s proxy statement to communicate the following information related to CMCT and its affiliates, associates, executive officers, nominees and directors, as applicable and required by the proxy rules: (1) a brief description of any material legal proceedings in which a director or executive officer or any associate of these parties is adverse to the Company or its subsidiaries or has a material interest adverse to the Company or its subsidiaries, in accordance with Item 103 (Instruction 4) of Regulation S-K; (2) the information for all directors, director nominees and persons chosen to be directors required by Item 401(a) of Regulation S-K; (3) the information for all executive officers and persons chosen to be executive officers required by Item 401(b) of Regulation S-K; (4) the information for other significant employees required by Item 401(c) of Regulation S-K; (5) the information regarding family relationships required by Item 401(d) of Regulation S-K; (6) the business experience for the past five years of directors, executive officers and nominees, in accordance with Item 401(e)(1) of Regulation S-K; (7) the information regarding directorships with other reporting companies or registered investment companies required by Item 401(e)(2) of Regulation S-K; (8) a description of any of the legal events identified in Item 401(f) of Regulation S-K involving any of the Company’s directors, executive officers and nominees during the last ten years that are material to the person’s ability or integrity; (9) a description of any transaction that occurred since the beginning of the Company’s last fiscal year, or is currently proposed, that the Company is party to which involves a related person and exceeds $120,000, in accordance with Item 404(a) of Regulation S-K; (10) a description of the Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported under Item 404(a), in accordance with Item 404(b) of Regulation S-K; (11) the identification of any Section 16 insider who failed to file a timely report under Section 16 in the last fiscal year, along with any required information, in accordance with Item 405 of Regulation S-K; (12) the information regarding the audit committee and audit committee matters required by Item 407(d) of Regulation S-K, and Rule 10A-3(d) under the Exchange Act; (13) the information regarding board leadership structure and role in risk oversight required by Item 407(h) of Regulation S-K; (14) the information regarding director independence required by Item 407(a) of Regulation S-K and the listing standards of the NASDAQ; (15) the information regarding board meetings, attendance and committees required by Item 407(b) of Regulation S-K; (16) the information regarding other corporate governance items required by the listing standards of the NASDAQ; (17) the information regarding the nominating committee and nominating committee matters required by Item 407(c) of Regulation S-K; (18) the information regarding the compensation committee and compensation committee matters required by Item 407(e) of Regulation S-K; (19) the information regarding stockholder communications required by Item 407(f) of Regulation S-K; (20) information regarding the compensation of directors and executive officers, in accordance with Item 402 of Regulation S-K; (21) information regarding the Company’s independent registered public accounting firm; (22) information regarding the delivery of documents to stockholders sharing an address; (23) the security ownership of management and beneficial owners of more than 5% of the stock required by Item 403 of Regulation S-K, and the other information required by such Item; (24) the deadline for submitting stockholder proposals for inclusion in the Company’s proxy statement  and proxy for the 2019 annual meeting of stockholders under Rule 14a-8 of the Exchange Act, in accordance with Rule 14a-5(e) of the Exchange Act; (25) the number of outstanding shares; and (26) the date after which a notice of stockholder proposal submitted outside the process of Rule 14a-8 is considered untimely, in accordance with Rule 14a-5(e) of the Exchange Act.  We have no knowledge of, or responsibility for, the accuracy of the Company’s disclosures in its proxy materials.
ADDITIONAL INFORMATION
The information concerning CMCT contained in this Proxy Statement has been taken from, or is based upon, publicly available information.  Although we do not have any information that would indicate that any information contained in this Proxy Statement concerning CMCT is inaccurate or incomplete, we do not take responsibility for the accuracy or completeness of the information prepared by CMCT.
CMCT files annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that the Company files with the SEC on the EDGAR Database on the SEC’s Internet website at http://www.sec.gov.  Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e‑mail address: publicinfo@sec.gov.
YOUR VOTE IS IMPORTANT
NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN WE ARE SEEKING YOUR SUPPORT.  ONLY YOUR LATEST DATED PROXY COUNTS.  EVEN IF YOU HAVE ALREADY RETURNED A PROXY TO THE COMPANY’S BOARD, YOU HAVE EVERY LEGAL RIGHT TO REVOKE IT BY RETURNING A GOLD PROXY TO US AS PROVIDED BELOW.
IF YOU ARE A RECORD HOLDER, PLEASE VOTE BY SIGNING, DATING, AND MAILING IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED GOLD PROXY CARD AS SOON AS POSSIBLE.  IF YOUR SHARES ARE HELD IN “STREET NAME” BY A BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN, FOLLOW THE DIRECTIONS GIVEN BY THE BROKER, NOMINEE, FIDUCIARY OR

OTHER CUSTODIAN REGARDING HOW TO INSTRUCT THEM TO VOTE YOUR SHARES.  YOUR BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN MAY PERMIT YOU TO VOTE BY THE INTERNET OR BY TELEPHONE.
Please contact MacKenzie Partners, Inc., our proxy solicitors, at the following address, telephone number or website, if you have any questions or require any assistance:
1407 Broadway, 27th Floor
New York, New York 10018

Banks and Brokerage Firms, Please Call: (212) 929-5500
Stockholders and All Others Call Toll-Free: (800) 322-2885
Email:  proxy@mackenziepartners.com

Sincerely,

Lionbridge Capital I, LP

By:  Lionbridge Capital GP, LLC, its General Partner

By:         _________________________
Greg Morillo
Managing Member

The Ravenswood Investment Company L.P.

By:  Ravenswood Management Company, LLC, its General                   Partner

By:         _________________________
Robert Robotti
Managing Director

[•], 2021

Appendix A
Ownership of Shares of Company
Name and Address	Shares Held Beneficially	Percent of Class Beneficially Owned	Shares Held of Record	Shares Held By Non-Participant Associates
Lionbridge Capital I LP ("Lionbridge I") 600 Madison Avenue, 24th Floor New York, NY 10022	183,339(1)	1.24%	1,000	0
Lionbridge Capital, LP ("Lionbridge:) 600 Madison Avenue, 24th Floor New York, NY 10022	60,761(2)	Less than 1%	0	0
The Ravenswood Investment Company L.P. ("Ravenswood I") One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057	293,415 (3)	1.98%	1,000	0
Ravenswood Investments III LP ("Ravenswood III") One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057	174,135 (4)	1.2%	0	0
John S. Moran c/o Robotti Securities LLC One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057	35,859 (5)	Less than 1%	0	0
Robotti Securities, LLC ("Robotti Securities) One Grand Central Plaza, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057	500 (5)	Less than 1%	0	0
Winthrop Realty Partners, L.P. Two Liberty Square 9th Floor Boston, MA 02109	148,976 (6)	1.00%	0	0
(1)
Lionbridge Capital GP, LLC (“Lionbridge I GP”), as the general partner of Lionbridge I, may be deemed the beneficial owner of the 183,339 shares of Common Stock owned directly by Lionbridge I. Lionbridge Asset Management, LLC (“Lionbridge AM”), as the asset manager of each of Lionbridge and Lionbridge I, may be deemed the beneficial owner of the 244,100 shares owned directly by Lionbridge and Lionbridge I. Gregory Morillo, as the managing member of each of Lionbridge GP, LLC (“Lionbridge GP”), Lionbridge I GP, LLC and Lionbridge AM, may be deemed the beneficial owner of the 244,100 shares owned directly by Lionbridge and Lionbridge I.

(2)
Lionbridge GP, as the general partner of Lionbridge, may be deemed the beneficial owner of the 60,761 shares of Common Stock owned directly by Lionbridge. Lionbridge AM, as the asset manager of each of Lionbridge and Lionbridge I, may be deemed the beneficial owner of the 244,100 shares owned directly by Lionbridge and Lionbridge I. Gregory Morillo, as the managing member of each of Lionbridge GP, Lionbridge I GP, LLC and Lionbridge AM, may be deemed the beneficial owner of the 244,100 shares owned directly by Lionbridge and Lionbridge I.

(3)
Ravenswood Management Company, LLC (“Ravenswood Management”), as the general partner of each of Ravenswood I and Ravenswood III, may be deemed the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III. Robotti & Company Advisors, LLC (“Robotti Advisors”), as the investment adviser of each of Ravenswood I and Ravenswood III, may be deemed the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III. Robotti & Company, Incorporated (“Robotti & Company”), (a) as the parent company of Robotti Advisors, may be deemed to be the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III, and (b) as the parent of Robotti Securities, may be deemed the beneficial owner of 500 shares of Common Stock owned in a discretionary account managed by Robotti Securities for a customer. Mr. Robotti, as the Managing Director of Ravenswood Management, may be deemed to be the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III. Mr. Robotti, as the President and controlling shareholder of Robotti & Company, may be deemed to be the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III, for which Robotti Advisors acts as investment adviser, and the 500 shares of Common Stock owned in a discretionary account managed by Robotti Securities for a customer.

(4)
Ravenswood Management, as the general partner of each of Ravenswood I and Ravenswood III, may be deemed the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III. Robotti Advisors, as the investment adviser of each of Ravenswood I and Ravenswood III, may be deemed the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III. Robotti & Company, (a) as the parent company of Robotti Advisors, may be deemed to be the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III, and (b) as the parent of Robotti Securities, may be deemed the beneficial owner of 500 shares of Common Stock owned in a discretionary account managed by Robotti Securities for a customer. Mr. Robotti, as the Managing Director of Ravenswood Management, may be deemed to be the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III. Mr. Robotti, as the President and controlling shareholder of Robotti & Company, may be deemed to be the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III, for which Robotti Advisors acts as investment adviser, and the 500 shares of Common Stock owned in a discretionary account managed by Robotti Securities for a customer.

(5)
Robotti Securities may be deemed to be the beneficial owner of 500 shares of Common Stock owned in a discretionary account managed for a customer by Robotti & Company. Mr. Robotti, as the President and controlling shareholder of Robotti & Company, may be deemed to be the beneficial owner of the 500 shares of Common Stock owned in a discretionary account managed by Robotti Securities for a customer.

(6)	Michael L. Ashner may be deemed to beneficially own the shares held by Winthrop Realty Partners, L.P.
None of Messrs. Ferguson, Gelnaw or Marino II beneficially own any shares of Common Stock.
The Participants hold in the aggregate 896,985 shares of common stock of the Company, which represents 6.0% of the outstanding common stock. Lionbridge Capital I LP, Lionbridge Capital, LP, The Ravenswood Investment Company L.P. and Ravenswood Investments III, L.P. do not have sole voting and dispositive power over any common stock of the Company.
From time to time, Lionbridge Capital, LP and Robotti & Company Advisors, LLC, on behalf of their clients, may purchase common stock on margin provided by banking institutions or brokerage firms on such firms’ usual terms and conditions. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account.  So, all or part of the shares of common stock held may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans, if any, generally bear interest at a rate based upon the federal funds rate plus a margin.  Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the common stock reported herein. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.  Other than with regard to the margin accounts, as of the date of this notice, the participants do not have any loans secured by shares of common stock.
No Participant is required to file reports under Section 16 of the Exchange Act, with respect to the common stock.

Transactions in Shares of the Company

With regard to all shares of common stock purchased or sold within the past two years by the Participants, set forth below are the dates on which they were purchased or sold and the amount purchased or sold on each such date. If a Participant is not identified below, then such Participant has not had any transactions in shares of common stock within the past two years. No “associates” (as defined in Rule 14a-1 of the Exchange Act) of the Participants have effected any transactions in shares of common stock, except as set forth herein.
Robotti Entities and Mr. Moran
			Number of Shares of the Common Stock
Party	Date of Purchase/ Sale	Buy/ Sell

John Moran	5/31/2019	Sell	604
John Moran	6/5/2019	Sell	2,031
John Moran	6/6/2019	Sell	600
John Moran	6/13/2019	Sell	4,386
John Moran	6/14/2019	Sell	5,303
John Moran	6/20/2019	Sell	400
John Moran	6/21/2019	Sell	100
John Moran	6/28/2019	Sell	606
John Moran	7/1/2019	Sell	506
John Moran	7/2/2019	Sell	1,742
John Moran	7/3/2019	Sell	100
John Moran	8/9/2019	Sell	14,581
John Moran	8/13/2019	Sell	13,622
John Moran	8/13/2019	Sell	2,490
John Moran	9/10/2019	Buy	10,000
John Moran	9/10/2019	Buy	10,000
John Moran	9/11/2019	Buy	2,000
John Moran	9/19/2019	Buy	5,051
John Moran	9/20/2019	Buy	4,874
John Moran	10/4/2019	Buy	5,000
John Moran	10/7/2019	Buy	5,099
John Moran	10/8/2019	Buy	5,000
John Moran	11/19/2019	Buy	5,000
John Moran	11/20/2019	Buy	5,000
John Moran	11/20/2019	Buy	5,000

John Moran	12/20/2019	Buy	10,000
Robotti Securities	3/3/2020	Buy	500
John Moran	3/20/2020	Sell	12,949
John Moran	3/20/2020	Sell	27,051
John Moran	3/24/2020	Sell	18,115
John Moran	10/16/2020	Buy	12,000
The Ravenswood Investment Company L.P. ("Ravenswood I")	10/21/2020	Buy	14,871
Ravenswood Investments III, L.P. ("Ravenswood III")	10/21/2020	Buy	9,115
Ravenswood I	10/22/2020	Buy	16,129
Ravenswood III	10/22/2020	Buy	9,885
Ravenswood I	10/23/2020	Buy	1,708
Ravenswood III	10/23/2020	Buy	1,092
Ravenswood I	10/26/2020	Buy	772
Ravenswood III	10/26/2020	Buy	494
Ravenswood I	10/28/2020	Buy	9,707
Ravenswood III	10/28/2020	Buy	6,206
Ravenswood I	10/29/2020	Buy	773
Ravenswood III	10/29/2020	Buy	494
Ravenswood I	10/30/2020	Buy	227
Ravenswood III	10/30/2020	Buy	145
Ravenswood I	11/2/2020	Buy	3,794
Ravenswood III	11/2/2020	Buy	2,426
Ravenswood I	11/3/2020	Buy	2,067
Ravenswood III	11/3/2020	Buy	1,322
Ravenswood I	11/4/2020	Buy	10,635
Ravenswood III	11/4/2020	Buy	6,799
John Moran	11/10/2020	Buy	5,000
Ravenswood I	11/11/2020	Buy	392
Ravenswood III	11/11/2020	Buy	250
Ravenswood I	11/12/2020	Buy	3,966
Ravenswood III	11/12/2020	Buy	2,536
Ravenswood I	11/13/2020	Buy	30,500
Ravenswood III	11/13/2020	Buy	19,500
Ravenswood I	11/17/2020	Buy	15,250
Ravenswood III	11/17/2020	Buy	9,750
Ravenswood I	11/19/2020	Buy	4,881
Ravenswood III	11/19/2020	Buy	3,120
Ravenswood I	11/23/2020	Buy	21,350
Ravenswood III	11/23/2020	Buy	13,650
Ravenswood I	11/25/2020	Buy	21,533
Ravenswood III	11/25/2020	Buy	13,767
Ravenswood I	11/30/2020	Buy	21,118
Ravenswood III	11/30/2020	Buy	13,501

Ravenswood I	12/2/2020	Buy	2,371
Ravenswood III	12/2/2020	Buy	1,516
Ravenswood I	12/3/2020	Buy	9,934
Ravenswood III	12/3/2020	Buy	6,351
Ravenswood I	12/4/2020	Buy	5,287
Ravenswood III	12/4/2020	Buy	3,380
Ravenswood I	12/8/2020	Buy	11,051
Ravenswood III	12/8/2020	Buy	7,065
Ravenswood I	12/10/2020	Buy	24,590
Ravenswood III	12/10/2020	Buy	15,722
Ravenswood I	12/11/2020	Buy	6,405
Ravenswood III	12/11/2020	Buy	4,095
Ravenswood I	12/14/2020	Buy	4,938
Ravenswood III	12/14/2020	Buy	3,157
Ravenswood I	12/15/2020	Buy	1,587
Ravenswood III	12/15/2020	Buy	1,014
Ravenswood I	12/17/2020	Buy	6,045
Ravenswood III	12/17/2020	Buy	3,865
Ravenswood I	12/18/2020	Buy	190
Ravenswood III	12/18/2020	Buy	121
Ravenswood I	12/21/2020	Buy	6,425
Ravenswood I	12/29/2020	Buy	2,991
Ravenswood III	12/29/2020	Buy	1,912
Ravenswood I	12/30/2020	Buy	1,952
Ravenswood III	12/30/2020	Buy	1,248
Ravenswood I	12/31/2020	Buy	3,330
Ravenswood III	12/31/2020	Buy	2,129
Ravenswood I	1/4/2021	Buy	6,238
Ravenswood I	1/5/2021	Buy	10,607
Ravenswood III	1/5/2021	Buy	911
Ravenswood I	1/6/2021	Buy	8,620
Ravenswood III	1/6/2021	Buy	5,062
Ravenswood I	1/8/2021	Buy	100
Ravenswood III	1/8/2021	Buy	1,900
John Moran	2/23/2021	Buy	2,000
John Moran	2/23/2021	Buy	2,950

Lionbridge Capital I, LP
Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Purchase	4,688	11/16/2020
Purchase	1,000	11/17/2020
Purchase	9,000	11/18/2020
Purchase	3,015	11/20/2020
Purchase	2,006	11/24/2020
Purchase	12,065	11/27/2020
Purchase	3,000	12/4/2020
Purchase	3,383	12/7/2020
Purchase	8,454	12/9/2020
Purchase	20,000	12/15/2020
Lionbridge Capital, LP
Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Purchase	2000	11/18/2020
Purchase	6000	11/24/2020
Purchase	4000	11/27/2020
Purchase	1000	12/2/2020
Purchase	236	12/7/2020
Purchase	4000	12/9/2020

Winthrop Realty Partners, L.P.
Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Purchase	5,565	4/23/2021
Purchase	14,052	4/26/2021
Purchase	10,000	4/27/2021
Purchase	10,000	4/28/2021
Purchase	9,689	4/29/2021
Purchase	20,000	4/30/2021
Purchase	14,900	5/3/2021
Purchase	6,130	5/4/2021
Purchase	4,000	5/5/2021
Purchase	5,000	5/6/2021
Purchase	4,000	5/7/2021
Purchase	6,000	5/10/2021
Purchase	7,500	5/11/2021
Purchase	7,500	5/13/2021
Purchase	7,500	5/14/2021
Purchase	5,500	5/17/2021
Purchase	4,140	5/18/2021
Purchase	7,500	5/19/2021

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION
DATED MAY 25, 2021

PROXY

THIS PROXY IS SOLICITED BY LIONBRIDGE CAPITAL I, LP AND THE RAVENSWOOD INVESTMENT COMPANY L.P.

THIS SOLICITATION IS NOT BEING MADE BY THE BOARD OF DIRECTORS OF CIM COMMERCIAL TRUST CORPORATION.

2021 ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby appoints [•], [•] and [•]. and each of them, attorneys and agents with full power of substitution, as Proxy for the undersigned, to vote all shares of stock of CIM Commercial Trust Corporation (“CMCT” or the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at [•] Time, on [•], 2021, at [•], located at [•], and any adjournments, postponements, reschedulings or continuations thereof and any other meeting of stockholders which may be called or held in lieu thereof (the “Annual Meeting”).
This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder.  Unless otherwise specified, this proxy will be voted “FOR” the election of Lionbridge Capital, LP and Robotti & Company Advisors LLC’s nominees as Director; “AGAINST” the approval on an advisory (non-binding) basis the compensation of the Company’s named executive officers; “FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm; and “AGAINST” any proposal by the Company to adjourn the Annual Meeting to allow the Company to solicit additional votes.  This proxy revokes all prior proxies given by the undersigned
Lionbridge Capital, LP and the Robotti & Company Advisors LLC recommends that you vote “FOR” the election of Lionbridge Capital, LP and Robotti & Company Advisors LLC’s nominees as Director; “AGAINST” the approval on an advisory (non-binding) basis the compensation of the Company’s named executive officers; “FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm; and “AGAINST” any proposal by the Company to adjourn the Annual Meeting to allow the Company to solicit additional votes.
1.	ELECTION OF DIRECTORS- To elect Thomas D. Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran and Gregory Morillo:
 ☐   FOR (except as marked) ☐   WITHHOLD (except as marked)
Instruction: To withhold authority to vote for the election of any nominee(s), write the name(s) of such nominee(s) in the following space:

2.	APPROVAL OF A NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION PAID TO CMCT’S NAMED EXECUTIVE OFFICERS

☐   FOR ☐   AGAINST ☐   ABSTAIN

3.	RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

☐   FOR ☐   AGAINST ☐   ABSTAIN

4.	APPROVAL OF ANY PROPOSAL BY THE COMPANY TO ADJOURN THE ANNUAL MEETING TO ALLOW THE COMPANY TO SOLICIT ADDITIONAL VOTES.

☐   FOR ☐   AGAINST ☐   ABSTAIN

IMPORTANT:  PLEASE SIGN AND DATE ON THE REVERSE SIDE.
In his discretion, each Proxy is authorized to vote upon such other business that may properly come before the Annual Meeting and any and all adjournments or postponements thereof, as provided in the proxy statement provided herewith.
Dated:   ____________________________________
Signature:  __________________________________
Signature (if held jointly): ______________________
Title:  ______________________________________
Please sign exactly as your name(s) appear on the proxy card(s) previously sent to you.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporation name by the President or other duly authorized officer.  If a partnership, please sign in partnership name by authorized person.  This proxy card votes all shares held in all capacities.
PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [•], 2021.  This proxy statement and the accompanying form of GOLD Proxy card are available at [•].